UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2026

NUVALENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40671	81-5112298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nuvalent, Inc.

One Broadway, 14th Floor Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 357-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, $0.0001 par value per share	NUVL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed in the Current Report on Form 8-K filed on June 9, 2026 with the U.S. Securities and Exchange Commission (the “SEC”) by Nuvalent, Inc., a Delaware corporation (the “Company”), on June 9, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), with GlaxoSmithKline LLC, a Delaware limited liability company (“Parent”), Harmony Row Acquisition Co., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”) and, solely for purposes of Section 9.14 thereof, GSK plc, a public limited company organized under the laws of England and Wales (“Ultimate Parent”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on June 24, 2026, Purchaser commenced a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Shares”), and Class B Common Stock, par value $0.0001 per share (the “Class B Shares” and, together with the Class A Shares, the “Shares”), at a price of $124.00 per Share, net to the seller in cash, without interest (the “Offer Price”), but subject to any applicable withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 24, 2026, and in the related Letter of Transmittal.

The Offer expired one minute after 11:59 p.m. Eastern Time, on July 14, 2026 (the “Expiration Time”) and was not extended. The depositary for the Offer advised that, as of the Expiration Time, a total of 72,518,967 Shares (comprising a total of 67,083,713 Class A Shares and 5,435,254 Class B Shares) were validly tendered and “received” (as defined in Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”)) by the depository and not validly withdrawn pursuant to the Offer, representing approximately 91.3% of the issued and outstanding Shares as of the Expiration Time (comprising approximately 90.7% of the issued and outstanding Class A Shares and 100.0% of the issued and outstanding Class B Shares as of the Expiration Time, respectively). Accordingly, the Minimum Tender Condition (as defined in the Merger Agreement) has been satisfied. Each condition to the Offer having been satisfied or waived, on July 15, 2026, Purchaser irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer prior to the Expiration Time. Parent and Purchaser are required to make prompt payment for such Shares in accordance with the terms of the Offer.

On July 15, 2026, following consummation of the Offer and the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser merged with and into the Company (the “Merger”), with the separate corporate existence of Purchaser ceasing and the Company continuing as the surviving corporation under the name “Nuvalent, Inc.” as a direct wholly owned subsidiary of Parent. The Merger was completed pursuant to Sections 251(c) and 251(h) of the DGCL without a vote of the Company’s stockholders.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

As described in the Introductory Note above, on July 15, 2026, Purchaser irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer prior to the Expiration Time. On July 15, 2026, the Merger was completed pursuant to Section 251(h) of the DGCL, with no vote of the Company’s stockholders required. Upon the consummation of the Merger, the Company became a direct wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than any Shares (i) held in the treasury of the Company or owned by the Company or the Company’s subsidiary immediately prior to the Effective Time, (ii) owned by Ultimate Parent, Parent, Purchaser or any direct or indirect wholly owned subsidiary of Ultimate Parent, Parent or Purchaser immediately prior to the Effective Time and (iii) held by stockholders who have properly demanded appraisal of such Shares in accordance with the DGCL) was converted into the right to receive an amount in cash equal to the Offer Price, less applicable withholding of taxes.

In addition, at the Effective Time, each option to purchase Shares (a “Company Stock Option”) that was outstanding immediately prior to the Effective Time was cancelled and in exchange therefor the holder became entitled to receive an amount in cash, without interest and less applicable tax withholdings, equal to (i) the total number of Shares subject to such Company Stock Option immediately prior to the Effective Time (assuming full vesting of such Company Stock Option), multiplied by (ii) the excess, if any, of the Offer Price over the applicable exercise price per Share under such Company Stock Option.

Further, at the Effective Time, each restricted stock unit denominated in Class A Shares that was subject solely to time-based vesting (a “Company RSU”) that was outstanding immediately prior to the Effective Time was cancelled and in exchange therefor the holder became entitled to receive an amount in cash, without interest and less applicable tax withholdings, equal to (i) the total number of Shares subject to (or deliverable under) such Company RSU immediately prior to the Effective Time (assuming full vesting of such Company RSU), multiplied by (ii) the Offer Price. At the Effective Time, each restricted stock unit denominated in Class A Shares that was subject to time- and performance-based vesting (a “Company PSU”) that was outstanding immediately prior to the Effective Time was cancelled and in exchange therefor the holder became entitled to receive an amount in cash, without interest and less applicable tax withholdings, equal to (i) the total number of Shares subject to (or deliverable under) such Company PSU immediately prior to the Effective Time (assuming applicable performance goals are achieved in full), multiplied by (ii) the Offer Price.

The foregoing summary of certain terms of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full copy of the Merger Agreement filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on June 9, 2026 and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company (i) notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (x) halt trading of the Shares effective as of the evening of July 14, 2026 after market close and suspend trading in the Shares prior to market open on the morning of July 15, 2026, and (y) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

At the Effective Time, holders of Shares immediately prior to such time ceased to have any rights as stockholders of the Company (other than their right to receive the Offer Price for each Share held, pursuant to the Merger Agreement).

The information contained in the Introductory Note and in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Offer and the consummation of the Merger, on July 15, 2026, a change in control of the Company occurred, and at the Effective Time, the Company became a wholly owned subsidiary of Parent. The total equity value of the transaction was approximately $10.6 billion. The funds used by Parent to consummate the Merger and complete the related transactions came from borrowings under Parent’s credit facilities.

The information contained in the Introductory Note and in Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Directors

In accordance with the Merger Agreement, at the Effective Time, each of the directors of the Company (James R. Porter, Ph.D.; Grant C. Bogle; Michael L. Meyers, M.D., Ph.D.; Christy Oliger; Anna Protopapas; Ron Squarer; Sapna Srivastava, Ph.D.; and Cameron A. Wheeler, Ph.D.) resigned from his or her respective position as a member of the Company’s board of directors, and any committee thereof.

As of the Effective Time, in accordance with the Merger Agreement, Justin T. Huang and Kevin T. Ryan, the directors of Purchaser immediately prior to the Effective Time, became the directors of the Company as the surviving corporation.

Officers

As of the Effective Time, in accordance with the Merger Agreement, each of the incumbent officers of the Company, as of immediately prior to the Effective Time, ceased to be officers of the Company.

As of the Effective Time, in accordance with the Merger Agreement, the officers of Purchaser immediately prior to the Effective Time became the officers of the Company as the surviving corporation. The officers of the Company as the surviving corporation as of the Effective Time are as follows: Justin T. Huang as President and Secretary, Kevin T. Ryan as Vice President and Treasurer, and Hatixhe Hoxha as Assistant Secretary. Biographical and other information with respect to Justin T. Huang, Kevin T. Ryan and Hatixhe Hoxha is set forth in Schedule I to the Offer to Purchase, a copy of which is attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed with the SEC by Parent on June 24, 2026 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s third amended and restated certificate of incorporation was amended and restated in its entirety, and the Company’s amended and restated bylaws were amended and restated in their entirety. Copies of the fourth amended and restated certificate of incorporation and amended and restated bylaws are filed as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of June 9, 2026, among the Company, Parent and Purchaser, and, solely for purposes of Section 9.14 thereof, Ultimate Parent (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 9, 2026).

3.1	Fourth Amended and Restated Certificate of Incorporation (filed herewith).

3.2	Amended and Restated Bylaws (filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2)(ii). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvalent, Inc.

By:	/s/ Justin Huang
Name: Justin Huang
Title: President and Secretary

Dated: July 15, 2026